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                            GLOBAL CUSTODIAL SERVICES
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                                    AGREEMENT
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     THIS  GLOBAL  CUSTODIAL  SERVICES  AGREEMENT  is  made on the  ____  day of
____________,  2004,  by and  between  each  investment  company  identified  on
Appendix  A attached  hereto  (each  hereinafter  referred  to as the  "Client")
individually and severally,  and not jointly and severally,  and Citibank, N. A.
(the "Custodian").

1.    DEFINITIONS
      -----------

     "Agreement" means this Global Custodial Services Agreement, as amended from time to time, and any other terms and  conditions  agreed upon by the Client and the Custodian in writing from time to time in connection with this Agreement.

     "Assured Income Payment  Service" means the  Custodian's  services in which interest,  dividends  or other  such  periodic  income,  to which the  Client is entitled,  on  Securities  specified by the  Custodian  from time to time at its absolute discretion, are credited to the Custody Cash Account in respect of such
Securities.

     "Assured Income Payment Standards" means the terms and conditions governing the Assured  Income  Payment  Service,  as such terms and conditions are amended and/or supplemented from time to time by, and at the absolute discretion of, the
Custodian.

     "Assured  Payment" means, in relation to those Securities  specified by the
Custodian  under the Assured  Income  Payment  Service,  an amount  equal to the interest,  dividends or periodic  income that is due to the Client in respect of such Securities less any taxes, duties, levies, charges or any other withholding payments payable in respect of such interest, dividends or periodic income.

     "Assured  Payment Date" means,  in relation to the payment of any interest, dividend  or  periodic  income of any  particular  Securities  specified  by the
Custodian  under the  Assured  Income  Payment  Service,  the date on which such interest,  dividend  or periodic  income is normally  payable in respect of such
Securities  or such other date as may be notified by the Custodian to the Client from time to time.

     "Authorized  Person"  means (i) any person who has been  authorized  by the
Client (including, for avoidance of doubt, any officer or employee of such agent or person),  by notice in writing to the Custodian,  to act on its behalf in the performance  of any act,  discretion or duty under this  Agreement,  or (ii) any other person  holding a duly executed power of attorney from the Client which is in a form acceptable to the Custodian.

      "Branch" means any branch or office of Citibank, N.A.

     "Citicorp  Organization"  means  Citicorp and any company of which Citicorp is, now or hereafter,  directly or indirectly a  shareholder  or owner.  For the purposes of this Agreement,  each Branch shall be deemed to be a separate member of the Citicorp Organization.

     "Clearance  System"  means  The  Federal  Reserve  Bank  of New  York,  The
Depository  Trust Company,  Participants  Trust Company,  Cedel Bank,  S.A., the
Euroclear  System  operated by Morgan  Guaranty  Trust Company of New York,  the
CREST system  operated by CREST CO.  Limited,  the Central Money Markets Office,
the Central Gilts Office and such other clearing  agency,  settlement  system or depository  as may from  time to time be used in  connection  with  transactions relating to Securities,  and any nominee, clearing agency, or depository for any of the foregoing.

     "Custody  Account" means the custody account or accounts in the name of the
Client and/or such other name as the Client may  reasonably  designate,  for the deposit of any  Property  (other  than cash) from time to time  received  by the
Custodian for the account of the Client.

     "Custody Cash Account"  means the cash account or accounts,  which,  at the discretion of the Client,  may be either a subaccount(s)  of the Custody Account or a demand deposit account(s), in the name of the Client and/or such other name as the Client may reasonably designate,  for the deposit of cash in any currency received  by the  Custodian  from time to time for the  account  of the  Client, whether by way of deposit or arising out of or in  connection  with any Property in the Custody Account.

     "Deposit"   includes,   with  respect  to  any  Securities  not  physically
maintained in the possession of the Custodian (e.g.  with a Clearance  System or
Subcustodian), the crediting of such Securities to the Custody Account.

     "Fee  Agreement"  means the agreement  between the Custodian and the Client setting  forth the  fees,  costs and  expenses  to be paid by the  Client to the
Custodian in connection with the custodial  services  provided  pursuant to this
Agreement,  as such fee agreement may be amended at the  Custodian's  reasonable discretion from time to time by prior written agreement of the Custodian and the
Client.

     "Hold" includes,  with respect to any Securities not physically  maintained
in  the  possession  of  the  Custodian  (e.g.   with  a  Clearance   System  or
Subcustodian), maintaining the credit of such Securities to the Custody Account.

     "Instructions"  means any and all  instructions  received by the  Custodian from,  or  reasonably  believed by the  Custodian in good faith to be from,  any
Authorized Person, including any instructions communicated through any manual or electronic  medium or system agreed  between the Client and the Custodian and on such terms and conditions as the Custodian and the Client may agree from time to time.

     "person" means any person, firm, company, corporation, government, state or agency of a state,  or any  association  or  partnership  (whether or not having separate legal personality) of two or more of the foregoing.

     "Property"  means,  as  the  context  requires,  all  or  any  part  of any
Securities,  cash,  or any other  property from time to time held for the Client under the terms of this Agreement.

     "Rules"  means any  statutes,  rules and  regulations  (whether  of a local regulatory  authority,  stock exchange or other entity) in any jurisdiction with which the Custodian may from time to time be required to comply in the provision of its services hereunder.

     "Securities" means bonds, debentures,  notes, stocks, shares, securities or other financial assets including,  but not limited to instruments commonly known as derivatives,  acceptable to the Custodian and all moneys,  rights or property which may at any time accrue or be offered (whether by way of bonus, redemption, preference,  option or  otherwise)  in respect of any of the  foregoing  and any certificates,  receipts, warrants or other instruments (whether in registered or unregistered form) representing rights to receive, purchase or subscribe for any of the  foregoing or evidencing  or  representing  any other rights or interests therein (including,  without  limitation,  any of the foregoing not constituted, evidenced or  represented  by a certificate or other document but by an entry in the books or other permanent records of the issuer, a trustee or other fiduciary thereof, a Clearance System or other person).

     "Service  Standards" means any written service standards  governing the day to day operations of the custodial  services which may be provided to the Client pursuant to this Agreement subject to such  modifications as may be agreed to by the Custodian and the Client.

     "Subcustodian"  means  a  subcustodian  (other  than  a  Clearance  System)
appointed by the Custodian for the safe-keeping,  administration,  clearance and settlement of Securities.

     "Taxes" means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities,  including additions to tax, penalties and interest  imposed on or in respect of the Property,  the  transactions  effected under this Agreement or the Client;  PROVIDED THAT Taxes does not include income or franchise  taxes imposed on or measured by the net income of the Custodian or its agents.

      "1940 Act" means the United States Investment Company Act of 1940.

2.    APPOINTMENT OF CUSTODIAN
      ------------------------

     (A) The Client  hereby  appoints the  Custodian to act as its  custodian in accordance  with the terms hereof and  authorizes  the Custodian to establish on its books, on the terms of this Agreement, the Custody Account, to be designated to show that the  Securities  belong to the Client and are  segregated  from the
Custodian's assets and the Custody Cash Account.

     (B) Subject to the express terms of this Agreement,  the Client understands and agrees that the obligations  and duties  hereunder of the Custodian shall be performed  only  by the  Custodian  or  its  agents,  and  shall  not be  deemed obligations  or duties of any other member of the Citicorp  Organization  unless appointed by the Custodian,  as contemplated  hereby. The Client agrees that the
Custodian may register or record legal title to any  Securities in the name of a nominee company or a Subcustodian in the Citicorp Organization and may appoint a member of the Citicorp Organization to be a Subcustodian; provided, however, the
Custodian's  books and records shall reflect that such  securities  are held for the benefit of the Client.

     (C) The Client agrees to take any such action which may be necessary and to execute  further  documents and provide such materials and information as may be reasonably  requested by the  Custodian  to enable the  Custodian to perform the duties and obligations  under this  Agreement,  including  participation  in any relevant  Clearance System,  and will notify the Custodian as soon as it becomes aware of any inaccuracy in such materials or information.

     (D) All custody  services by the Custodian  hereunder  shall be provided in accordance with the Service Standards,  a copy of which the Custodian may supply to the Client from time to time.  In the event of any conflict  between any term of  this  Global  Custodial  Services  Agreement  and any  term  of the  Service
Standards, the Global Custodial Services Agreement shall prevail with respect to such term.

     (E) The  Client  agrees to comply  with any  relevant  security  procedures relating to the provision of custody  services under this Agreement which may be imposed on the Client by any relevant Clearance System, any relevant  securities market, or as may be agreed to between the Client and the Custodian from time to time, as the case may be.

3.    PROPERTY ACCEPTED
      -----------------

     (A)  Subject to Section  3(C)  below,  the  Custodian  agrees to accept for custody in the Custody Account any Securities which are capable of deposit under the terms of this Agreement.

     (B)  Subject to Section  3(C)  below,  the  Custodian  agrees to accept for deposit in the Custody Cash  Account,  cash in any  currency  (which  shall,  if necessary,  be credited by the Custodian to different accounts in the currencies concerned), such cash to be owed to the Client by the Custodian as banker.

     (C) The Custodian  may in its  reasonable  discretion  refuse to accept (in whole or in part) any  proposed  deposit  in either the  Custody  Account or the
Custody Cash Account if the Custodian reasonably believes that the acceptance of such deposit  would  violate any law,  rule,  regulation,  practice or policy to which the  Custodian is subject.  The  Custodian  shall  immediately  notify the
Client of any such refusal and shall,  to the extent  possible  without any such violation, establish lawful custody thereof subject to Client's approval.

4.    REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
      --------------------------------------------

     (A) The Client hereby represents,  warrants and undertakes to the Custodian that:

     (i) it is  duly  organized  and  validly  existing  under  the  laws of the jurisdiction of its organization;

     (ii) during the term of this  Agreement  it (and any person on whose behalf it may act as agent or  otherwise  in a  representative  capacity)  has and will continue to have, or will take all action necessary to obtain, full capacity and authority  to  enter  into  this  Agreement  and to carry  out the  transactions contemplated  herein,  and has taken  and will  continue  to take all  action to authorize the execution,  delivery and performance of obligations of the Client, and the validity and  enforceability  of such  obligations and the rights of the
Custodian, under this Agreement;

   (iii) except  as provided in Clause 16 of this  Agreement or resulting  from acts of the Custodian,  the Client shall,  at all times be entitled or otherwise authorized  to deal  with,  and  dispose  of,  all or any part of the  Property, whether  through a  relevant  Clearance  System  or  otherwise,  except  for any necessary  government  consents in any  applicable  jurisdiction;  (which Client shall use commercially reasonable efforts to obtain).

     (iv)  Subject to paragraph  14(N),  it will assert its interest in Property held by the  Custodian in any  Clearance  System only in such a way as could not prevent a transfer of title to a unit of such  Property by the  Custodian (or by any other  person)  where such  transfer is required  by the  Clearance  System;
provided  that  nothing  further  shall limit the  Client's  rights  pursuant to
Section 15 hereof.

(v)   this Agreement is legal, valid and binding on the Client;

     (vi) on or  prior  to the  execution  of this  Agreement,  the  Client  has provided  to the  Custodian  certified  true  copies  of  evidence  of  the  due authorization for the execution, delivery and performance of this Agreement;

     (vii)  except as  provided  in Clause 16 of this  Agreement,  all  Property deposited  with the  Custodian  shall,  at all times,  be free from all charges, mortgages, pledges or other such encumbrances,  other than arising in connection with settlement, or to the extent resulting from the acts of the Custodian.

     The Client  agrees to inform the  Custodian  promptly if any  statement set forth in this  Section  4(A)  ceases to be true and correct as of any date after the date hereof.

     (B) The Custodian hereby represents,  warrants and undertakes to the Client that:

    (i)   it is duly  organized  and  validly  existing  under  the laws of the jurisdiction of its organization;

     (ii) during the term of this Agreement it has and will continue to have, or will take all action  necessary to obtain,  full capacity and authority to enter into this Agreement and to carry out the transactions  contemplated  herein, and has taken and will continue to take all action (including,  without  limitation,
the  obtaining  of  all  necessary   governmental  consents  in  any  applicable
jurisdiction)  to  authorize  the  execution,  delivery and  performance  of the obligations  of the  Custodian,  and the  validity  and  enforceability  of such obligations and the rights of Client under this Agreement; and

      (iii) this Agreement is legal, valid and binding on the Custodian.

     The  Custodian  agrees to inform the Client  promptly if any  statement set forth in this  Section  4(B)  ceases to be true and correct as of any date after the date hereof.

5.    INSTRUCTIONS
      ------------

     (A) The Custodian may, in its absolute  discretion and without liability on its part,  except for  negligence,  rely and act upon (and the  Client  shall be bound by) any Instructions. Instructions shall continue in full force and effect until  canceled  or  superseded;  PROVIDED  THAT any  Instruction  canceling  or superseding a prior  Instruction must be received by the Custodian at a time and in a manner that accords the Custodian a reasonable opportunity to act upon such
Instruction.  The  Custodian  shall  be  entitled  to rely  upon  the  continued
authority of any  Authorized  Person to give  Instructions  until the  Custodian receives notice from the Client to the contrary.

     (B)  Instructions  shall be  governed  by and  carried  out  subject to the prevailing laws, Rules, operating procedures and market practice of any relevant stock exchange, Clearance System or market where or through which they are to be executed  or carried  out,  and shall be acted upon only  during  banking  hours
(including  applicable  cut-off  times) and on banking days when the  applicable financial markets are open for business.

     (C) Instructions delivered to the Custodian by telephone or facsimile shall
be  promptly  confirmed  in  writing,  by  tested  telex,  SWIFT,   letter,  the
Custodian's  proprietary electronic banking system or as provided in the Service
Standards,  such confirmation  shall,  where relevant,  be made by an Authorized
Person.  However,  the Custodian may, in its absolute  discretion,  rely and act upon  telephone or facsimile  Instructions  before the written  confirmation  is received.

     (D) The  Custodian  has  offered  the Client  security  procedures  for the transmission of Instructions to the Custodian (and the Client  acknowledges that it has received the same and agrees that the security procedures mutually agreed to by the Client and the Custodian are commercially reasonable).  As long as the
Custodian acts in compliance  with such security  procedures and this Section 5, it shall have no further  duty to verify the identity or authority of the person giving or confirming, or the genuineness or contents of, any Instruction.

     (E) The Custodian is authorized to rely upon any  Instructions  received by any means, provided that the Custodian and the Client have agreed upon the means of transmission and the method of identification for such Instructions.

     (F) Instructions are to be given in the English language. The Custodian may in its  reasonable  discretion  and without any liability on its part,  act upon
what  it   reasonably   believes  in  good  faith  such   Instructions   to  be;
notwithstanding  any other provision hereof, the Custodian shall have the right, in its reasonable  discretion to refuse to execute any such Instruction that the
Custodian believes in good faith to be unauthorized or erroneous, in which event the Custodian  shall notify the Client of such refusal and the reasons  therefor without undue delay.

     (G) The Client agrees to be bound by any Instructions  reasonably  believed by the  Custodian  to be  genuine,  whether  or  not  authorized,  given  to the
Custodian in the Client's name and accepted by the Custodian without  negligence in accordance with the provisions of this Section 5.

6.    PERFORMANCE BY THE CUSTODIAN
      ----------------------------

     (A) Custodial duties not requiring further Instructions.  In the absence of contrary  Instructions,  the Custodian is authorized by the Client to, and where applicable,  the Custodian  shall promptly,  carry out the following  actions in relation to the Property:

     (i) except as otherwise provided in this Agreement, separately identify the
Property  on its  records  as  being  held for the  account  of the  Client  and segregate all Property  held on behalf of the Client by the  Custodian  from the assets of the Custodian;

     (ii) sign any affidavits,  certificates of ownership or other  certificates relating  to the  Property  which  may be  required  by  any  tax or  regulatory authority or under the laws of any relevant  jurisdiction,  whether governmental or otherwise,  and whether  relating to ownership,  or income,  capital gains or other tax, duty or levy (and the Client  further agrees to ratify and to confirm or to do, or to procure the doing of, such things as may  lawfully be  necessary or  appropriate  to complete  or evidence  the  Custodian's  actions  under this
Section 6(A)(ii) or otherwise under the terms of this Agreement);

     (iii)  collect and  receive,  for the  account of the  Client,  all income, payments and  distributions  in respect of the Property,  and credit the same to the Custody Cash Account;

     (iv) take any action which is necessary and proper in  connection  with the receipt of income,  payments  and  distributions  as are  referred to in Section
6(A)(iii) above, including,  without limitation, the presentation of coupons and other interest items;

     (v)  collect,  receive  and hold for the  account of the Client any capital arising  out of or in  connection  with the  Property  whether as a result of it being  called or redeemed or otherwise  becoming  payable and credit the same to the Custody Cash Account;

     (vi) take any action which is necessary and proper in  connection  with the receipt of any capital as is referred to in Section  6(A)(v)  above,  including, without  limitation,  the presentation for payment of any Property which becomes payable  as a result  of its being  called or  redeemed  or  otherwise  becoming payable  and  the  endorsement  for  collection  of  checks,  drafts  and  other negotiable instruments;

     (vii) take any action which is necessary and proper to enable the Custodian to  provide  services  to the Client  within,  and to observe  and  perform  its obligations in respect of, any relevant Clearance System;

     (viii)  collect,  receive  and  hold  for the  account  of the  Client  all
Securities  received by the  Custodian  as a result of a stock  dividend,  share sub-division or reorganization, capitalization of reserves or otherwise;

     (ix) take any action which is necessary and proper in  connection  with the receipt of Securities referred to in Section 6(A)(viii) above;

     (x) exchange interim or temporary receipts for definitive certificates, and old or overstamped  certificates  for new  certificates and hold such definitive and/or new certificates in the Custody Account;

     (xi) make cash  disbursements  for any  expenses  incurred in handling  the
Property and for similar items in connection with the  Custodian's  duties under this Agreement in accordance  with the Fee Agreement,  and debit the same to the
Client Cash Account or any other account of the Client with the Custodian;

     (xii) deliver to the Client  transaction  advices and/or regular statements of account  showing the Property held at such intervals as may be agreed between the parties hereto but subject always to applicable Rules; and

     (xiii)  monitor on a continuing  basis the custody  risks  associated  with maintaining assets with any Eligible  Securities  Depository (as defined in Rule
17f-7  under the 1940 Act)  with  which the  Client  maintains  or  proposes  to maintain assets  pursuant to this  Agreement,  and promptly notify the Client of any  material  change in such risks  (Custodian  having  delivered  to Client an analysis of the custody risks associated with maintaining  assets with each such
Eligible Securities Depository);

     The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 6(c)(xii) above

     (B) Custodial duties requiring Instructions. The Custodian is authorized by the  Client  to,  and  where  applicable,  the  Custodian  shall,  carry out the following  actions  in  relation  to the  Property  only upon  receipt of and in accordance with specific Instructions:

     (i) make  payment  for and  receive  Property,  or  deliver  or  dispose of
Property;

     (ii) (subject to Section  7(C)) deal with  subscription,  rights,  bonus or scrip issues, conversions,  options, warrants and other similar interests or any other discretionary right in connection with the Property; and

     (iii)  subject to the agreement of the  Custodian,  to carry out any action other than those mentioned in Section 6(A) above.

7.    REGISTRATION AND OTHER ACTION
      -----------------------------

     (A) The Client  understands and agrees that,  except as may be specified in the Service Standards,  Property shall be registered as the Custodian may direct either  in the name of the  Custodian,  Subcustodian  or  Clearance  System,  or
nominee of any of them, in the jurisdiction where the Property is required to be registered or otherwise  held;  provided,  however that the books and records of the Custodian shall reflect that such securities are held for the benefit of the
Client.  Where  feasible,  the Custodian will arrange on written  request by the
Client for the registration of Property with the issuer or its agent in the name of the Client or its nominee. The Client understands and agrees,  however,  that
the  Custodian   shall  have   discretion  to  determine   whether  such  direct
registration is feasible.

     (B) The Custodian shall, to the extent reasonably  possible,  notify,  make available or deliver to the Client,  in a timely manner,  all official  notices, circulars,  reports and announcements that are received by the Custodian in such capacity  concerning  the  Securities  held on the Client's  behalf that require discretionary action.

     (C) The Custodian  shall  provide  proxy  services to the Client only where there is a  separate  agreement  in  relation  to  proxy  services  between  the
Custodian and the Client.

     (D) Upon receipt of each  transaction  advice and/or  statement of account, the Client  shall  examine the same and notify the  Custodian  within sixty (60)
days of the date of any such  advice or  statement  of any  discrepancy  between
Instructions  given and the  situation  shown in the  transaction  advice and/or statement, and/or of any other errors therein. In the event that the Client does not inform the Custodian in writing of any exceptions or objections within sixty
(60) days after the date of such transaction advice and/or statement, the Client shall be deemed to have approved such transaction advice and/or statement.

8.    CUSTODY CASH ACCOUNT PAYMENTS
      -----------------------------

     (A) Except as otherwise provided herein, the Custodian shall make, or cause its agents to make, payments of cash credited to the Custody Cash Account:

     (i) in connection  with the purchase of Property  (other than cash) for the account of the Client in accordance with Instructions;

     (ii) in payment for the account of the Client of (A) all Taxes, fees, costs and  expenses  reasonably  incurred by the  Custodian  or its agents under or in connection with the terms of this Agreement;  provided however, no such payments shall  be made for any  unusual  or  ------------------  non-routine  claims  or liabilities  unless prior notice is given and the Client consent is obtained and
(B) all amounts owed to the Custodian pursuant to the Fee Agreement;

     (iii) for payments to be made in connection with the  conversion,  exchange or surrender of Property held in the Custody Account;

     (iv) pursuant to assured  payment  obligations  incurred in the capacity of settlement bank on behalf of the Client within a relevant Clearance System;

     (v)  for  other  purposes  as  may  be  specified  by  the  Client  in  its
Instructions; or

      (vi)  upon the termination of this Agreement on the terms hereof;

     PROVIDED THAT,  unless  otherwise  agreed,  the payments  referred to above shall not exceed the funds  available  in the Custody  Cash Account at any time.
The Client shall promptly reimburse the Custodian for any advance of cash or any such taxes, charges, expenses,  assessments,  claims or liabilities upon request for payment.  Notwithstanding  the foregoing,  nothing in this  Agreement  shall obligate the  Custodian  to extend  credit,  grant  financial  accommodation  or otherwise advance moneys to the Client or assume financial risk on behalf of the
Client for the purpose of meeting any such  payments or  otherwise  carrying out any Instructions.

     (B)  Unless  otherwise  provided  herein,  the  proceeds  from  the sale or exchange of Property  will be credited to the Custody  Cash  Account on the date the proceeds are actually received by the Custodian.

9.    ASSURED INCOME PAYMENT SERVICE
      ------------------------------

     The Custodian may, at its absolute discretion,  offer the Client an Assured
Income Payment Service in respect of specific Securities,  as may be notified by the  Custodian  to the  Client  from  time to  time.  In  relation  to any  such
Securities,  the Custodian  may, at its absolute  discretion,  cause the Custody
Cash Account to be credited with an Assured  Payment on the Assured Payment Date relevant  thereto;  PROVIDED THAT the Custodian shall be entitled to reverse any credit  (in whole or in part) made in  respect  of that  Assured  Payment if the
Custodian fails to receive the full amount corresponding to such Assured Payment within a  reasonable  time,  as  determined  by the  Custodian  in its  absolute discretion,  after the relevant Assured Payment Date, for any reason  whatsoever other than as a result of the negligence or willful default of the Custodian.

     The Assured  Income  Payment  Service shall be provided by the Custodian in accordance with the Assured Income Payment Standards.

10.   WITHDRAWAL AND DELIVERY
      -----------------------

     Subject to the terms of this  Agreement,  the Client may at any time demand withdrawal of all or any part of the Property in the Custody  Account and/or the
Custody Cash Account.  Delivery of any Property will be made without undue delay at the expense of the Client at such  location as the parties  hereto may agree;
PROVIDED  THAT if the  Custodian  has  effected  any  transaction  on  behalf of
-------------  the Client  the  settlement  of which is likely to occur  after a withdrawal  pursuant to this Section 10, then the Custodian shall be entitled in its absolute  discretion to close out or complete such transaction and to retain sufficient funds from the Property for that purpose.

11.   ACCESS AND RECORDS
      ------------------

     (A) Access to the Custodian's Records. Except as otherwise provided in this
Agreement,  during the  Custodian's  regular  business hours and upon receipt of reasonable  notice from the Client,  any officer or employee of the Client,  any
independent  public  accountant(s)   selected  by  the  Client  and  any  person
designated by any regulatory authority having jurisdiction over the Client shall be  entitled  to  examine  on the  Custodian's  premises  Property  held  by the
Custodian and the Custodian's records regarding Property deposited with entities authorized to hold Property in accordance with Section 12 hereof,  but only upon the Client's furnishing the Custodian with Instructions to that effect; PROVIDED
THAT such  examination  shall be consistent with the  Custodian's obligations of confidentiality to other parties.

     (B) Access to Third Party  Records.  The Custodian  shall also,  subject to restrictions  under  applicable  laws and  regulations,  use its best efforts to obtain  from  any  entity  with  which  the  Custodian  maintains  the  physical possession or book-entry record of any of the Property in the Custody Account or the Custody  Cash  Account  such records as may be required by the Client or its agents.

12.   USE OF AGENTS
      -------------

     (A) The Custodian is authorized  subject to any relevant  Rules, to appoint agents  (each an  "agent",  which term  includes,  without  limitation,  service providers and Subcustodians,  but not Clearance Systems, and which agents may be a  member  or  members  of the  Citicorp  Organization)  and to  participate  in
Clearance Systems, whether in its own name or that of the Client, and whether by participation  as a member,  sponsor or  settlement  bank  within the  Clearance
System, to perform any of the duties of the Custodian under this Agreement.  The
Custodian  may  delegate  to any  such  agent  or  Clearance  System  any of its functions under this Agreement, including, without limitation, the collection of any payment or payments,  whether of an income or a capital  nature,  due on the
Property.

     (B) In the  selection  and use of such  agents  and  participation  in such
Clearance Systems, the Custodian shall comply with any relevant Rules, and shall be  responsible  only for the  negligence  in the  selection  of such agents and
Clearance Systems and shall use reasonable care,  prudence and diligence in such
selection  and  use,  but  shall  otherwise  have  no  responsibility   for  the
performance by such agents or Clearance System of any of the duties delegated to them under this Agreement; notwithstanding the foregoing, the Custodian shall be responsible  for the negligence,  fraud or willful  default of any  Subcustodian that is a Branch or subsidiary of Citibank,  N.A., or any  Subcustodian or agent appointed  to  safekeep  property in the United  States  (other than a Clearance
System)  including without  limitation,  the failure of any such Subcustodian to exercise  reasonable  care,  prudence and  diligence in the  performance  of the service  for  which  it  was  appointed,  and  shall  have  the  same  level  of responsibility to the Client for any nominee company controlled by the Custodian or by any of the  Custodian's  affiliated  companies  as the  Custodian  has for itself,  and shall take all action  necessary  on behalf of the Client to obtain recoveries claimed by Client.

     (C) Subject to any  relevant  Rules and  regulations,  the  Property may be deposited with any  Subcustodian  deemed  appropriate by the Custodian or in any
Clearance System deemed  appropriate by the Custodian or a Subcustodian,  as the case may be;  provided  that  Property  shall not be held  outside of the United
States unless (i) the Client has  identified  that it is an investment for which the primary market is outside the United States or cash and cash equivalents and
(ii) deposited in an Eligible Foreign Custodian approved by the Custodian as the
Client's Foreign Custody Manager pursuant to Rule 17f-5 under the 1940 Act or an
Eligible  Securities  Depository  (as defined in Rule 17f-7 under the 1940 Act).
Property held in any Clearance System shall be subject to the rules or operating procedures of such Clearance  System,  including rules regarding  supervision or termination of membership of such Clearance System, and such further information provided by the Custodian to the Client, or  acknowledgments or agreements which may be required  from the Client,  for the  purposes  of this  Section  12(C) in connection with use of a Clearance  System from time to time. The Custodian will direct each  Subcustodian  and Clearance  System to  separately  identify on its books  Securities  held by it pursuant to this  Agreement  as being held for the
account  of  the   Custodian's   customers.   The  Custodian  will  direct  each
Subcustodian  and Clearance System to segregate any such Securities held by such entity from the assets of the  Custodian and such entity.  The  Custodian  shall take all reasonable  steps to insure that  Securities are separately  identified and segregated.

     The Client is hereby  advised that,  where the  Custodian  arranges for any
Property  to be held  overseas,  there may be  different  settlement,  legal and regulatory  requirements  in overseas  jurisdictions  from those applying in the
United States, together with different practices for the separate identification of the Client's Property.

13.   CITICORP ORGANIZATION INVOLVEMENT
      ---------------------------------

     (A) To the extent permitted by applicable law, the Client hereby authorizes the Custodian  without the need for the  Custodian to obtain the Client's  prior consent:

     (i) when acting on  Instructions  to purchase and/or sell Property from, to or through  itself or any other  member of the  Citicorp  Organization  and from and/or  to any  other  customer  of the  Custodian  or any  other  member of the
Citicorp Organization; and

     (ii) to obtain and keep, without being liable to account to the Client, any commission  payable  by any  third  party or any other  member  of the  Citicorp
Organization  in connection  with dealings  arising out of or in connection with the Custody Account and/or the Custody Cash Account, but not to exceed usual and customary commissions.

     (B)  The  Client  agrees  and  understands   that  if  in  accordance  with
Instructions,  an investment is made in any property, held, issued or managed by any  member  of the  Citicorp  Organization,  then such  member of the  Citicorp
Organization  may retain a usual and  customary  profit  arising  therefrom  (in addition to the charges,  commissions  and fees payable by the Client under this
Agreement) without being liable to account to the Client for such profit.

     (C) The Client  agrees and  understands  that (i) the  Custodian  and other members  of the  Citicorp  Organization  may  have  banking  or  other  business relationships  with  issuers  of  Securities  held  in the  Custody  Account  or
Securities  purchased and sold for the Custody  Account,  and (ii) the Custodian shall not have any obligations to the Client as a result of such relationships.

14.   SCOPE OF RESPONSIBILITY
      -----------------------

     (A) Subject to the terms  hereof,  the Custodian  shall use all  reasonable care in the performance of its duties under this Agreement and will exercise the due care of a  professional  custodian  for hire with respect to the Property in its possession or control. The Custodian will not be responsible for any loss or damage  suffered  by the  Client as a result of the  Custodian  performing  such duties  unless  the loss or  damage  results  from the  Custodian's  negligence, willful  misconduct or fraud or the negligence,  willful  misconduct or fraud of its nominees or any branch or subsidiary (or  subcustodian or agent appointed to safekeep Property in the United States,  other than a Clearance System);  in the event of such negligence or willful misconduct the liability of the Custodian in connection with the loss or damage will not exceed (i) the lesser of the current replacement  cost of any  Securities  or the market value of the  Securities  to which such loss or damage relates at the time the Client  reasonably should have been aware of such  negligence  or willful  misconduct,  plus (ii)  compensatory interest  up to that time at the rate  applicable  to the base  currency  of the
Custody Cash Account. Under no circumstances will the Custodian be liable to the
Client for consequential  loss or damage,  even if advised of the possibility of such loss or damage.

     (B) The  Custodian is not obliged to maintain any insurance on the Property held under the terms of this Agreement.

     (C) In the event that any law, regulation, decree, order or government act, custom,  procedure or practice to which the Custodian,  or any  Subcustodian  or
Clearance  System is subject,  or to which the Property is subject,  prevents or limits the  performance of the duties and  obligations of the Custodian,  or any
Subcustodian or Clearance System then, upon notice thereof to the Client only to the  extent so  limited,  until  such  time as the  Custodian,  Subcustodian  or
Clearance System is again able to perform such duties and obligations hereunder, such duties and obligations of the Custodian,  Subcustodian or Clearance  System
shall be  suspended.  For purpose of this Section 14 (C)  customs,  practices or procedures means such matters  affecting  settlement of securities  transactions and the  safekeeping  of assets as the  Custodian as a foreign  custody  manager would be required to consider in determining that assets maintained in a custody arrangement in a country provide reasonable care and any change in such as would require the foreign custody manager to advise the Client.

     (D) Neither the Custodian nor any member of the Citicorp Organization shall be  responsible  for any  loss or  damage,  or  failure  to  comply  or delay in complying  with any duty or  obligation,  under or  pursuant  to this  Agreement arising  as a direct or  indirect  result of any  reason,  cause or  contingency beyond its reasonable control, including (without limitation) natural disasters, nationalization,  currency  restrictions,  act of war, act of terrorism,  act of
God, postal or other strikes or industrial actions,  or the failure,  suspension or disruption of any relevant stock exchange, Clearance System or market.

     (E) The  Custodian  does not  warrant  or  guarantee  the  authenticity  or validity of any Security or other  Property  received by the  Custodian,  or any other entity authorized to hold Property under this Agreement.  If the Custodian becomes aware of any defect in title or forgery of any  Property,  the Custodian shall promptly notify the Client.

     (F) The Client  shall be  responsible  for all  filings,  tax  returns  and reports on any transactions undertaken pursuant to this Agreement, or in respect of the Property or  collections  relating to the Property as may be requested by any relevant authority,  whether governmental or otherwise,  and for the payment of all unpaid calls,  Taxes (including  without limitation any value added tax), imposts,  levies or duties due on or with respect to any principal,  interest or other  collections,  or any other  liability  or  payment  arising  out of or in connection  with the  Property,  and in so far as the  Custodian  is  under  any obligation  (whether of a  governmental  nature or otherwise) to pay the same on behalf of the  Client  it may do so out of any  Property  held by the  Custodian pursuant to the terms of this Agreement.

     (G) The  Custodian  is not acting  under this  Agreement  as an  investment manager,  nor as an  investment,  legal or tax  adviser  to the  Client  and the
Custodian's duty is solely to act as a custodian in accordance with the terms of this Agreement.

     (H) Nothing  herein shall  obligate the Custodian to perform any obligation or to allow,  take or omit  taking any action  which  will  breach any  relevant
Rules,  or any law,  rule,  regulation  or practice of any relevant  government, stock exchange, Clearance System, self-regulatory organization or market.

     (I) The Custodian  may at any time suspend or terminate  its  participation and holding of assets in a Clearance System,  and will give reasonable notice to the Client of any such action.  In such case,  or in the event of  suspension as contemplated in Section 14(C) above,  the Custodian may arrange for the relevant
Securities to be held in certificate form.

     (J) The  Custodian  shall  not be  responsible  for the acts or  omissions, default or insolvency  of any broker,  counterparty,  issuer of  Securities  or, except as provided in Section 12(B),  Subcustodian,  agent or Clearance  System, provided however that the Custodian shall take all reasonable efforts to recover amounts due from any such broker, counterparty or issuer.

     (K) The Custodian  shall not be  responsible  for the accuracy,  content or translation  of any notice,  circular,  report,  announcement  or other material forwarded to the Client.

     (L) The Custodian shall only have such duties and  responsibilities  as are specifically  set forth or  referred  to in this  Agreement,  and no covenant or obligation shall be implied in this Agreement against the Custodian.

     (M) The  Custodian  agrees  to  cooperate  with the  Client  to the  extent reasonably  possible  to insure  the  Custodian's  actions  and the  holding  of
Property  hereunder are consistent with Rule 17f-4 and Rule 17f-5 under the 1940
Act and  17f-7  under  the 1940  Act;  provided  however,  in  performing  its obligations  with respect to this Section 14(M),  and Section  6(A)(xii) of this
Agreement,  the  Custodian  may obtain  information  from sources the  Custodian believes to be reliable,  but the Custodian does not warrant the completeness or accuracy of any such  information.  Notwithstanding  that the  Custodian  is not obligated hereunder to make any determination regarding whether Property held by the Custodian in any Eligible  Securities  Depository,  as defined in Rule 17f-7 under the 1940 Act,  will be subject to  reasonable  care pursuant to Rule 17f-5 under the 1940 Act, the Custodian  will provide an analysis of the custody risks associated with maintaining assets with such Eligible Securities  Depository and will  monitor such risks on an ongoing  basis and promptly  notify the Client of
any  material  change  in  these  risks.  In  performing  its   responsibilities
hereunder, the Custodian shall exercise reasonable care, prudence and diligence.
(N) The Custodian  agrees that it will at all times be bound by the Instructions and entitlement  orders from the Client and shall not permit,  honor or act upon any prior,  equal or  contemporaneous  Claim to or instructions or orders of any kind with  respect to Property by or from any other  Person,  and shall keep all
Property  deposited  with the  Custodian  at all times  free  from all  security interests,  charges, claims, mortgages,  pledges or other liens, restrictions or
encumbrances   other  than  those  arising  in  connection  with  settlement  of transactions  pursuant  to this  Agreement  and other  charges  and  payments to
Custodian as permitted by this Agreement.

15.   LITIGATION; INDEMNITY
      ---------------------

     (A) The  Custodian  or any of its  agents,  as the  case  may be,  may (but without  being  under any duty or  obligation  to)  institute  or  defend  legal proceedings,  or take any other action arising out of or in connection  with the
Property and the Client shall indemnify the Custodian or agent against any costs and expenses,  including without  limitation any reasonable  attorneys' fees and disbursements,  arising from such proceedings or other action and make available to the  Custodian  such  security  in respect of such costs and  expenses as the
Custodian or agent in its absolute discretion deems necessary or appropriate.

     (B) In  the  event  the  Custodian  does  not  institute  or  defend  legal proceedings,  or take any other action arising out of or in connection  with the
Property,  the Custodian  hereby agrees that the Client shall,  to the extent of any loss of the Client's interest in the Property and to the extent permitted by applicable  law and not  prohibited  by contract,  be  subrogated  to all of the rights of recovery of the Custodian  therefor  against any third party person or entity; PROVIDED THAT nothing herein shall be interpreted as granting the Client any rights to bring any direct action under any insurance policy issued in favor of the  Custodian  or as  limiting  the  Custodian's  right to bring any  action against  any  such  third  party  for any  damages  suffered  by the  Custodian.
Notwithstanding  any other provision  hereof, in no event shall the Custodian be obliged  to bring suit in its own name or be obliged to allow suit to be brought in its name  except to the  extent  necessary  to be  entitled  to seek  relief.
Notwithstanding  anything herein to the contrary, in the event applicable law or
contract  prohibit   subrogation,   the  Custodian  shall  institute  or  defend
litigation  at the request and cost of the Client.  Subject to the terms of this
Section 15(B) and to the extent  permitted by law, the  Custodian  shall execute and  deliver any and all such  instruments  and  documents  which the Client may reasonably  request  and take such other  actions  as  reasonably  necessary  or appropriate  to assist the Client in the exercise of such rights of recovery and to enable the Client to recover  against any and all such third party persons or
entities.   The  Client  shall   reimburse  the  Custodian  for  any  reasonable
out-of-pocket costs incurred in connection with the actions contemplated by this
Section 15(B).

     (C) The Client agrees to indemnify the Custodian and to defend and hold the
Custodian harmless against all losses, liabilities,  claims, expenses and Taxes, including any reasonable  legal fees and  disbursements,  (each referred to as a
"LOSS") arising directly or indirectly:

     (i) from the fact that the Property is registered in the name of or held by the Custodian or any nominee or agent of the Custodian or any Clearance System;

     (ii) without  limiting the  generality  of Section  15(C)(i),  from any act which the Custodian or any nominee or agent  performs or permits  (including the provision of any overdraft or other financial  accommodation which arises on the books of the Custodian, whether on an advised or unadvised basis) in relation to the  Property  pursuant  to  and  in  accordance  with  this  Agreement  or  any
Instructions;

     (iii) from the  Custodian or any such  nominee,  agent or Clearance  System carrying  out  any  Instructions  pursuant  to  the  terms  of  this  Agreement, including,  without limitation,  Instructions  transmitted orally, by telephone, telex,  facsimile  transmission  or any other means agreed by the Client and the
Custodian from time to time or otherwise;

     (iv) from any reclaim or refund of Taxes  effected by the  Custodian or any agent for the Client; and

     PROVIDED  THAT the  Custodian  shall  not be  indemnified  against  or held harmless from any liability arising out of the Custodian's negligence,  fraud or willful default.

     (D) The  disclosure  by the  Client to the  Custodian  that the  Client has entered into this  Agreement as the agent or  representative  of another  person shall not  prevent  the  Custodian  from being  entitled  to treat the Client as incurring all obligations as principal under this Agreement.

     (E) The  Custodian  shall  give  notice of any Loss in respect of which the
Client is obliged to provide  indemnification  pursuant to this Agreement.  Such notice shall  describe the Loss in  reasonable  detail,  and shall  indicate the amount  (estimated,  if necessary,  and to the extent feasible) of the Loss that has been or may be suffered by Custodian.

16.   SET-OFF
      -------

     In  addition  to  any  other  remedies  available  to the  Custodian  under applicable  law, the Custodian may, for cash settlement  purposes only,  without prior  notice to the Client,  set off any payment  obligation  owed to it by the
Client against any payment obligation owed by it to the Client regardless of the place of payment or currency of either  obligation  (and for such  purposes  may make any currency conversion necessary).

17.   FEES AND EXPENSES
      -----------------

     Without  prejudice to any of its  liabilities  and  obligations  under this
Agreement, the Client agrees to pay to the Custodian from time to time such fees and  commissions  for its services  pursuant to this  Agreement as determined in accordance  with the terms of the Fee  Agreement,  together with any  applicable taxes or levies, including,  without limitation,  all those items referred to in
Section  8(ii) hereof.  The Custodian is further  authorized to debit upon prior notice  and  consent  of the  Client  (as well  after as before  the date of any termination  pursuant  to Section 19 hereof)  any account of the Client with the
Custodian,  including,  without  limitation,  the Custody Cash Account,  for any amount owing to the Custodian from time to time under this Agreement.

18.   TAX STATUS/WITHHOLDING TAXES
      ----------------------------

     (A) The Client will provide the Custodian  with  information  as to its tax status as reasonably requested by the Custodian from time to time.

     (B) The  Client  may be  required  from time to time to file such  proof of taxpayer  status or  residence,  to execute such  certificates  and to make such representations and warranties, or to provide any other information or documents in  respect  of the  Property,  as the  Custodian  or any of its agents may deem necessary or proper to fulfill the  obligations  of the  Custodian or its agents under  applicable law. The Client shall provide the Custodian or its agents,  as appropriate,  in a timely  manner,  with copies,  or originals if necessary  and appropriate,  of any such  proofs of  residence,  taxpayer  status or  identity, beneficial  ownership of Property and any other  information or documents  which the Custodian or its agents may reasonably request.

     (C) If any Taxes shall  become  payable  with respect to any payment due to the Client,  such Taxes may be withheld  from such  payment in  accordance  with applicable  law. The  Custodian  and any agents may withhold any  interest,  any dividends  or  other  distributions  or  securities  receivable  in  respect  of
Securities,  proceeds from the sale or distribution of Securities  ("Payments"), or with prior  notice to and  consent of Client may sell for the  account of the
Client any part  thereof or all of the  Securities,  and may apply such  Payment and/or cash from the Custody Cash  Account in  satisfaction  of such Taxes,  the
Client  remaining  liable for any deficiency.  If any Taxes shall become payable with respect to any payment made to the Client by the Custodian or its agents in a prior year, the Custodian or its agents may withhold  Payments in satisfaction of such prior year's Taxes.

     (D) In the event the Client requests that the Custodian  provide tax relief services and the Custodian agrees to provide such services, the Custodian or any of its agents,  shall apply for appropriate tax relief (either by way of reduced tax rates at the time of an income  payment or  retrospective  tax  reclaims  in certain markets as agreed from time to time);  PROVIDED THAT the Client provides to the Custodian such  documentation  and  information as is necessary to secure such tax relief.  Custodian shall advise Client of the necessary  documentation.
In no event  shall the  Custodian  or any of its agents be  responsible  for the difference  between the  statutory  rate of  withholding  and the treaty rate of withholding  if the  Custodian  or any of its  agents  are  unable to secure tax relief.

19.   TERMINATION
      -----------

     (A) Either of the parties hereto may terminate this Agreement by giving not less than 60 days' prior written notice to the other party; PROVIDED THAT within
60 days of such notice, the Client shall provide the Custodian with Instructions specifying  the person to whom the  Custodian  shall deliver the Property in the
Custody  Account  and  Custody  Cash  Accounts;  PROVIDED  FURTHER  THAT  if the
Custodian has effected any transaction on behalf of the Client the settlement of which is  likely  to extend  beyond  the  expiration  of such  notice,  then the
Custodian shall be entitled in its absolute  discretion to close out or complete such  transaction  and to retain  sufficient  funds from the  Property  for that purpose. If within 60 days following  termination,  the Client fails to give the
Custodian Instructions specifying the person to whom the Custodian shall deliver the Property in the Custody  Account and Custody  Cash  Account,  the  Custodian
shall deliver the Property to the Client at its address set out above.

     (B) The rights and  obligations  contained in Sections 15, 16, 17 and 18 of this Agreement shall survive the termination of this Agreement.

20.   ASSIGNMENT
      ----------

     This  Agreement  shall bind and enure for the benefit of the parties hereto and their respective  successors and permitted assigns, and the Client shall not assign,  transfer or charge all or any rights or benefits  hereunder without the written  consent of the  Custodian.  The Custodian  may not assign,  transfer or charge  all or any of its  rights or  benefits  hereunder  without  the  written consent of the Client;  PROVIDED  HOWEVER that this Agreement may be assigned by the  Custodian  to another  member of the  Citicorp  Organization  with equal or greater  shareholders  equity with prior written notice to the Client,  and such assignee  shall,  without  the  execution  or  filing of any  consents  or other documents,  succeed to and be substituted  for the Custodian with like effect as though such assignee had been originally named as the Custodian  hereunder.  Any purported  assignment,  transfer or charge made in contravention of this Section shall be null and void and of no effect whatsoever.

21.   INTENTIONALLY DELETED.
      ----------------------

22.   DISCLOSURE
      ----------

     (A) The Client agrees and understands  that the Custodian or its agents may disclose  information  regarding  the Custody  Account  and/or the Custody  Cash
Account if required  to do so (i) to  establish  under the laws of any  relevant jurisdiction the nominee (or similar) status of the Custodian or its agents with respect to Property in the Custody  Account  and/or Custody Cash Account for the
purpose of  performing  or  discharging  its duties and  obligations  under this
Agreement,  (ii) to enable auditors to perform auditing services,  (iii) to make the  required tax  certifications  in the  relevant  jurisdictions,  (iv) by any applicable  law,  statute or regulation or court order or similar process in any relevant  jurisdiction,  (v) by order of an  authority  having  power to require disclosure  by the  Custodian  or its  agents  within the  jurisdiction  of such authority, whether of a governmental nature or otherwise, or (vi) where required by the operating rules of any relevant Clearance System.

     (B) The Client hereby authorizes (i) the collection, storage and processing of any  information  relating to the Client by the  Custodian  and the Branches, subsidiaries,  affiliates and agents of, or Clearance Systems used by, Citibank,
N.A.;  and (ii) the  transfer of any  information  relating to the Client to and between  the  Branches,  subsidiaries,  affiliates  and agents of, or  Clearance
Systems  used by,  Citibank,  N.A.  and third  parties  selected by any of them, wherever  situated,  for  confidential  use in connection  with the provision of services  to  the  Client,  and  further  acknowledges  that  any  such  Branch, subsidiary,  affiliate, agent, third party or Clearance System shall be entitled to transfer any such information as required by any law, court, legal process or as requested by any authority in accordance with which it is required to act, as it shall reasonably  determine.  Custodian shall advise Client prior to any such disclosure.

     (C) The  Client  agrees  that  the  terms of this  Agreement  shall be kept strictly  confidential and no printed  materials or other matter in any language
(including   without   limitation,   prospectuses,   statements   of  additional
information, notices to shareholders,  annual reports and promotional materials)
which mention Citicorp,  Citibank,  N.A. or the Custodian's name, or the rights, powers  or  duties of the  Custodian,  shall be  issued by the  Client or on the
Client's behalf unless Citibank, N.A. and/or the Custodian (as applicable) shall first have given its specific  written consent  thereto;  PROVIDED THAT no prior consent shall be required if the only  reference to the  Custodian's  name is in identifying  the Custodian as one of the Client's  custodians and/ or describing
Custodian's responsibilities for Client per the terms of this Agreement.

23.   NOTICES
      -------

     All notices and  communications to be given by one party to the other under this  Agreement  shall be in writing in the  English  language  and  (except for notices,  reports and information from the Custodian,  and Instructions given by electronic  means) shall be made either by telex or facsimile,  other electronic means agreed to by the parties or by letter  addressed to the party concerned at the  addresses  set out above (or at such other  addresses as may be notified in writing  by either  party to the other  from time to time).  Any such  notice or communication hereunder shall be effective upon actual receipt.

24.   GOVERNING LAW AND JURISDICTION
      ------------------------------

     (A) This  Agreement  shall be governed by and construed in accordance  with the internal  laws (and not the laws of conflict) of the state of New York.  The
Client agrees for the benefit of the  Custodian  and,  without  prejudice to the right of the  Custodian to take any  proceedings  in relation  hereto before any other court of competent jurisdiction,  that the courts of the State of New York shall have  jurisdiction  to hear and determine any suit,  action or proceeding, and to settle any disputes,  which may arise out of or in  connection  with this
Agreement  and,  for such  purposes,  irrevocably  submits to the  non-exclusive jurisdiction of such courts.

     (B) Each party hereto  waives any  objection it may have at any time to the laying of venue of any actions or proceedings brought in a court of the State of
New York, waives any claim that such actions or proceedings have been brought in an  inconvenient  forum and  further  waives the right to object that such court does not have jurisdiction over such party.

     (C) The Client  irrevocably  waives,  to the fullest  extent  permitted  by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended  use),  all immunity on the grounds of  sovereignty  or similar grounds from (i) suit, (ii)  jurisdiction of any court,  (iii) relief by way of injunction,  order for specific  performance or for recovery of property,
(iv)  attachment  of its  assets  (whether  before or after  judgment),  and (v)
execution or  enforcement  of any judgment to which it or its revenues or assets might  otherwise be entitled in any actions or proceedings  in such courts,  and irrevocably  agrees,  to the fullest extent permitted by applicable law, that it will not claim such immunity in any such actions or proceedings.

     (D) The Client  hereby  understands  and agrees  that the  opening  of, the holding  of all  or any  part  of the  Property  in,  and  the  delivery  of any
Securities and other  Property to or from, the Custody  Account and Custody Cash
Account and the performance of any activities  contemplated in this Agreement by the Custodian, including acting on any Instructions, are subject to the relevant local laws, regulations,  decrees, orders, government acts, customs,  procedures and  practices  (i) to which the  Custodian,  or any  Subcustodian  or Clearance
System,  is subject  and (ii) as exist in the  country in which the  Property is held.

25.   MISCELLANEOUS
      -------------

     (A) This Agreement  shall not be amended except by a written  agreement and any purported  amendment made in contravention of this Section shall be null and void and of no effect whatsoever.

     (B) This  Agreement and the Amended and Restated  Foreign  Custody  Manager
Agreement  shall  constitute  the entire  agreement  between  the Client and the
Custodian and, unless otherwise  expressly  agreed in writing,  shall supersede, amend,  restate and replace all prior  agreements  relating to global  custodial services,  written or oral, between the parties hereto; provided,  however, that the Pooled  Repurchase  Custody Agreement dated September 27, 1993 as amended by the First  Amendment  thereto dated June, 1994 between the Custodian and certain
Oppenheimer and Centennial Funds including the Client shall remain in full force and effect,  and in the event of any  inconsistencies  between the provisions of this Agreement and the Pooled Repurchase Custody Agreement, the latter agreement shall control.

     (C) The parties  hereto agree that (i) the rights,  powers,  privileges and remedies  stated in this  Agreement  are  cumulative  and not  exclusive  of any rights,  powers,  privileges and remedies  provided by law, unless  specifically waived,  and (ii) any failure or delay in exercising any right power,  privilege or remedy  will not be deemed to  constitute  a waiver  thereof  and a single or partial exercise of any right, power,  privilege or remedy will not preclude any subsequent or further exercise of that or any other right,  power,  privilege or remedy.

     (D) In the event that any provision of this  Agreement,  or the application thereof to any person or circumstances, shall be determined by a court of proper jurisdiction  to be  invalid  or  unenforceable  to any  extent,  the  remaining provisions of this Agreement,  and the application of such provisions to persons
or  circumstances   other  than  those  as  to  which  it  is  held  invalid  or unenforceable,  shall be unaffected  thereby and such provisions  shall be valid and enforced to the fullest extent permitted by law in such jurisdiction.

     (E) Titles to Sections of this  Agreement are included for  convenience  of reference only and shall be disregarded in construing the language  contained in this Agreement.

     (F) This Agreement may be executed in several  counterparts,  each of which shall be an original,  but all of which  together  shall  constitute one and the same agreement.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their respective officers thereunto duly authorized.

CITIBANK, N.A., New York Office           OPPENHEIMERFUNDS, INC.

By: ________________________               By: _____________________
     Eugene Fauquier                           Katherine P. Feld, Vice President

Name:  Eugene Fauquier     on   behalf   of  each   investment   company
                           identified on Appendix A
Title:  Vice President     attached  hereto  individually  and  severally,  and
                           not jointly and severally

                                  APPENDIX A

FUND      ACCOUNT #    ACCOUNT NAME
----      ---------    ------------

150       099920       Centennial Money Market Trust
160       099862       Centennial Tax Exempt Trust
170       099975       Centennial Government Trust
180       845873       Centennial California Tax Exempt Trust
200       345246       Oppenheimer Money Market Fund
205                    Oppenheimer Series Fund, Inc. for the account of
                          Oppenheimer Disciplined Allocation Fund
211                    Oppenheimer Trinity Core Fund
215                    Oppenheimer Global Growth & Income Fund
220       847143       Oppenheimer U.S. Government Trust
225       847940       Oppenheimer Quest Value
236       847941       Oppenheimer Quest Opportunity Value
251       847942       Oppenheimer Quest Small Cap Value
254       847945       Oppenheimer Quest Global Value
257       847943       Oppenheimer Quest Balanced Value Fund
261                    Oppenheimer Europe Fund
270                    Oppenheimer Growth Fund
300                    Oppenheimer Capital Income Fund
310       347080       Oppenheimer Municipal Bond Fund
345                    Bond Fund Series for the account of
                          Oppenheimer Convertible Securities Fund
351       849393       Oppenheimer Legacy Program/Growth Pool
352       849394       Oppenheimer Legacy Program/Income Pool
353       849396       Oppenheimer Legacy Program/Money Pool
355       847622       Limited Term New York Municipal Fund
365       847621       Rochester Fund Municipals
360       847141       Oppenheimer AMT-Free New York Municipals
                           (formerly Oppenheimer New York Municipal Fund)
375                    Oppenheimer Series Fund, Inc. for the account of
                          Oppenheimer Value Fund
381                    Oppenheimer Trinity Value Fund
395       847331       Oppenheimer New Jersey Municipal Fund
410                    Oppenheimer Gold & Special Minerals Fund
416       849286       Oppenheimer Core Plus Fund
420                    Oppenheimer Total Return Fund, Inc.
500                    Oppenheimer Discovery Fund
505                    Oppenheimer Select Managers for the account of
                          Mercury Advisors S&P 500 Index Fund
510                    Oppenheimer Select Managers for the account of
                          Mercury Advisors Focus Growth Fund
515                    Oppenheimer Select Managers for the account of
                          QM Active Balanced Fund
                       Oppenheimer Select Managers for the account of
520                       Jennison Growth Fund
525                    Oppenheimer Select Managers for the account of
                          Salomon Brothers Capital Fund
530                    Oppenheimer Select Managers for the account of
                          Gartmore Millenium Growth Fund II
535                    Oppenheimer Total Return Bond Fund
600                    Oppenheimer Multi Cap Value Fund
625                    Oppenheimer International Value Trust for the
                       account of
                           Oppenheimer International Value Fund
635                    Oppenheimer International Large Cap-Core Trust for
                       the account of
                          Oppenheimer International Large Cap-Core Fund
700                    Oppenheimer Main Street Funds, Inc. for the
                       account of
                          Oppenheimer Main Street Fund
721                    Oppenheimer Emerging Growth Fund
731                    Oppenheimer Main Street Opportunity Fund
740       845861       Oppenheimer Pennsylvania Municipal Fund
745                    Oppenheimer MidCap Fund
755       849103       Oppenheimer Capital Preservation Fund
760       845764       Oppenheimer Cash Reserves
765                    Oppenheimer Emerging Technologies Fund
775                    Oppenheimer Trinity Large Cap Growth Fund
780       845766       Centennial New York Tax Exempt Trust
790       845767       Oppenheimer California Municipal Fund
795       847279       Oppenheimer Rochester National Municipals
                           (Formerly Oppenheimer Florida Municipal Fund)
855       846077       Oppenheimer Limited Term Government Fund
860       846078       Oppenheimer Intermediate Municipal Fund
870       846080       Centennial America Fund
885                    Oppenheimer Enterprise Fund
801                    Oppenheimer Limited Term California Municipal Fund